Environmental Power Corporation Committed to 'Doing Well by Doing
  Good' Announces 3rd Quarter Revenues from Waste Coal Operation to
                   Fuel 'Manure to Energy' Systems

   PORTSMOUTH, N.H.--(BUSINESS WIRE)--Nov. 14, 2002--Environmental Power Corporation (OTCBB: POWR), a leader in providing solutions for the management of agricultural waste, production of renewable energy and conventional power from a variety of alternative fuel sources, continued to generate a steady stream of revenue from the award-winning Scrubgrass waste coal facility while continuing to deploy new technology which converts 'manure into energy'.
   Joseph E. Cresci, Chairman and CEO, said, "Our Scrubgrass waste coal power plant operated at record levels during the last quarter. These revenues along with a successful private placement completed during the quarter have provided us with cash flow to invest in the ongoing roll-out of our anaerobic digestion technology."
   "These divisions of Environmental Power form the linchpin of our business strategy: "Doing Well By Doing Good". Scrubgrass with its profitable record demonstrates our commitment to clean, resourceful power production. Our highly efficient and proven 'manure to energy' technology serves as our platform for growth as it addresses the growing market needs for control of air and water pollution on agricultural sites and the production of renewable energy." We are well positioned to increase our profitability and address critical societal needs."

   Net Income (Loss)

   Net income for the three months ended September 30, 2002 amounted to $875,839, or 4 cents per share (basic and diluted), as compared to net income of $922,030, or 6 cents per share (basic) and 5 cents per share (diluted), for the three months ended September 30, 2001. Net income for the nine months ended September 30, 2002 amounted to $899,981, or 4 cents per share (basic and diluted), as compared to net income $1,692,496, or 13 cents per share (basic and diluted), for the nine months ended September 30, 2001.

   Revenues

   Power generation revenues for the three months ended September 30, 2002 amounted to $14,683,232 as compared to $13,914,475 for the same period in 2001, an increase of 5.5%.
   Power generation revenues for the nine months ended September 30, 2002 amounted to $40,773,693, as compared to $39,494,244 for the same period in 2001, an increase of 3.2%.

   Segments

   The Company manages and evaluates its operations in two reportable business segments: Scrubgrass project (Waste Coal) and Microgy (Renewable Energy). These segments have been classified separately by the chief operating decision maker because of the different technologies used in the generation of energy and the future growth prospects of those business technologies. Financial data for reportable business segments (with Microgy results included beginning July 23, 2001) is as follows:

                                      Renewable
                          Waste Coal   Energy
                          Scrubgrass   Microgy    Other   Consolidated
Nine Months Ended 9/30/02:
Pre-tax income             4,562,581 (2,039,837) (268,362)  2,254,382
Identifiable assets       82,065,756  8,494,181   657,353  91,217,290

Nine Months Ended 9/30/01:
Pre-tax income             2,350,414   (137,041)  620,123   2,833,496
Identifiable assets       73,809,797  6,873,543 2,286,793  82,970,133


   Acquired Technology

   In July 2001, Environmental Power Corporation acquired Microgy Cogeneration Systems, Inc., a development stage company offering management of agricultural waste and renewable energy, a market with an estimated target market of over $14 billion, including an initial target market of $7 billion. The Company believes Microgy's business compliments the Company's existing environmentally sound alternative fuel power business. With the acquisition of Microgy, the Company obtained the exclusive North American license for a highly efficient anaerobic digestion technology that produces renewable energy generated by methane derived from animal wastes.
   Chairman Cresci stated, "We believe this technology provides a unique solution to two critical market needs: the need for pollution control by large animal feeding operations; and the rapidly growing renewable energy market. In addition, we expect that the technology will turn an expensive agricultural industry problem into a profit-generating solution for farmers."
   Chairman Cresci continued, "The Microgy business has continued to accelerate. We are seeking to develop projects from Idaho to Florida. Farmers are excited about our animal waste control system and power companies are anxious to work with us with our renewable and distributed energy."

   ABOUT ENVIRONMENTAL POWER CORPORATION

   Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The Company focuses on environmentally sound power generation and anaerobic digestion systems, a development stage business in a market with an estimated target market of over $14 billion, including an initial target market of $7 billion.

   CAUTIONARY STATEMENT

   The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning future growth prospects, estimated target markets, beliefs as to Microgy's business complimenting Environmental Power Corporation's existing business, beliefs as to the our licensed technology providing a unique solution to two critical market needs, the technology turning an expensive agricultural industry problem into a profit-generating solution for farmers and other statements contained herein regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in developing and executing on a business plan, technological uncertainties, risks relating to managing and integrating acquired businesses, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with POWR's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which POWR and Microgy operate and other factors, including those described in the Company's filings with the Securities and Exchange Commission, including the section ``Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors That May Impact Future Results'' of POWR's Quarterly Report on Form 10-Q for the period ended September 30, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. POWR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ENVIRONMENTAL POWER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                         Three Months Ended         Nine Months Ended
                             September 30              September 30
                          2002         2001         2002         2001

POWER GENERATION
 REVENUES          $14,683,232  $13,914,475  $40,773,693  $39,494,244

COSTS AND EXPENSES:
 Operating expenses  5,564,303    5,292,285   18,178,847   17,779,358
 Lease expenses      5,332,121    5,988,593   18,407,178   17,862,716
 General and
  administrative
  expenses           1,774,198    1,101,420    4,108,740    2,589,900
 Depreciation and
  amortization         136,719      111,870      409,379      284,981
                    12,807,341   12,494,168   41,104,144   38,516,955

OPERATING INCOME
 (LOSS)              1,875,891    1,420,307     (330,451)     977,289

OTHER INCOME
 (EXPENSE):
 Interest income        12,350       17,944       34,382       59,688
 Interest expense      (41,355)     (43,047)    (111,916)    (145,474)
 Amortization of
  deferred gain         77,103       77,103      231,308      231,308
 Sales of NOx
  emission credits           0         --      2,428,200         --
 Other income                0       32,723        2,859    1,710,685
                        48,098       84,723    2,584,833    1,856,207

 INCOME BEFORE
  INCOME TAXES       1,923,989    1,505,030    2,254,382    2,833,496

INCOME TAX EXPENSE  (1,048,150)    (583,000)  (1,354,401)  (1,141,000)

NET INCOME         $   875,839  $   922,030  $   899,981  $ 1,692,496


WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
  Basic             20,600,872   15,547,945   20,298,245   12,802,339
  Diluted           20,707,675   17,063,405   20,382,005   13,322,677

EARNINGS PER
 COMMON SHARE:
  Basic            $      0.04  $      0.06  $      0.04  $      0.13
  Diluted          $      0.04  $      0.05  $      0.04  $      0.13



ENVIRONMENTAL POWER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                            September 30  December 31
                                                2002          2001
ASSETS                                      (Unaudited)

CURRENT ASSETS:
    Cash  and  cash equivalents             $    596,900  $   468,271
    Restricted cash                              923,842    1,014,580
    Receivable from utility                    8,620,084    7,905,864
    Other current assets                         701,664      607,590
        TOTAL CURRENT ASSETS                  10,842,490    9,996,305

PROPERTY, PLANT  AND  EQUIPMENT, NET             934,164      652,830

LEASE RIGHTS, NET                              2,049,750    2,161,503

ACCRUED POWER GENERATION REVENUES             68,556,991   63,648,995

GOODWILL                                       4,912,866    4,912,866

LICENSED TECHNOLOGY RIGHTS, NET                3,489,433    3,628,177

OTHER ASSETS                                     431,596      565,570

        TOTAL ASSETS                        $ 91,217,290  $85,566,246

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses $ 7,713,352 $ 9,382,471 Secured promissory note payable to
     related party                               750,000      750,000
    Other current liabilities                  2,097,260    1,363,108
        TOTAL CURRENT LIABILITIES             10,560,612   11,495,579

DEFERRED GAIN, NET                             4,240,647    4,471,955

SECURED PROMISSORY NOTES PAYABLE
 AND OTHER BORROWINGS                          1,383,148    1,420,467
DEFERRED INCOME TAX LIABILITY                    184,556      146,396
ACCRUED  LEASE  EXPENSES                      68,556,991   63,648,995
        TOTAL LIABILITIES                     84,925,954   81,183,392

SHAREHOLDERS' EQUITY:
    Preferred Stock ($.01 par value;
     2,000,000 shares authorized
     as of September 30, 2002 and
     December 31, 2001, respectively;
     no shares issued)                                 0            0
    Preferred Stock (no par value,
     10 shares authorized; 10 shares
     issued as of September 30, 2002
     and December 31, 2001,
     respectively)                                   100          100
    Common Stock ($.01 par value;
     50,000,000 shares authorized;
     22,410,293 and 21,370,293 issued;
     and 21,912,839 and 20,251,653
     outstanding as of September 30,
     2002 and December 31, 2001)                 224,103      213,702
    Additional paid-in capital                 7,665,601    6,850,046
    Accumulated deficit                         (618,409)  (1,518,390)
    Accumulated other comprehensive loss         (60,385)     (60,385)
                                               7,211,010    5,485,073

    Treasury stock (497,454 and 1,118,640
     common shares, at cost, as of September
     30, 2002 and December 31, 2001)            (273,726)    (456,271)
    Notes receivable from officers
     and board members                          (645,948)    (645,948)
        TOTAL SHAREHOLDERS' EQUITY             6,291,336    4,382,854

        TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY               $ 91,217,290  $85,566,246



ENVIRONMENTAL POWER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                 Nine Months Ended
                                                    September 30
                                                 2002         2001
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                  $   899,981  $ 1,692,496
 Adjustments to reconcile
  net income to net cash
   Provided by operating activities:
     Depreciation and amortization               409,379      284,981
     Deferred income taxes                        38,160       52,000
     Amortization of deferred gain              (231,308)    (231,308)
     Non-cash & Stock Based Compensation          49,706        3,916
     Accrued power generation revenues        (4,907,996)  (5,595,636)
     Accrued lease expenses                    4,907,996    5,595,636
     Changes in operating assets
      and liabilities:
       Increase in receivable from utility      (714,220)    (716,219)
       Increase in other current assets         (113,593)    (241,532)
       Decrease (Increase) in other assets       107,244       (6,754)
       (Decrease) increase in accounts
        payable and accrued expenses          (1,669,119)     303,984
       Decrease in long-term debt to supplier          0      (94,411)
         Net cash provided by
          operating activities                (1,223,770)   1,047,153

CASH FLOWS FROM INVESTING ACTIVITIES:
 Decrease (Increase) in restricted cash           90,738     (217,927)
 Acquisition related expenditures                            (210,465)
 Property, plant and equipment expenditures     (393,967)      (1,000)
         Net cash used in investing
          activities                            (303,229)    (429,392)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividend payments                                (3,750)    (174,852)
 Private Placement Common Stock                  780,000
 Net borrowings (repayments) under
  working capital loan                           734,152     (662,794)
 Sale of Treasury Stock                          182,545
 Proceeds from short-term note payable                        750,000
 Advances on notes receivable from officers                  (200,000)
 Repayment of secured promissory notes
  payable and other borrowings                   (37,319)     (76,974)
         Net cash generated (used)
          in financing activities              1,655,628     (364,620)

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                            128,629     (253,141)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                             468,271      307,666

CASH AND CASH EQUIVALENTS, END OF PERIOD     $   596,900  $   560,807

    CONTACT: Environmental Power Corporation
             Investor Contact:
             R. Jeffrey Macartney, 603/431-1780
             jmacartney@environmentalpower.com
             or
             Media Contact:
             Brecca Loh, 603/431-1780
             brecca@environmentalpower.com
             www.environmentalpower.com